APPENDIX 1

AVX Corporation
Audit Committee Charter

I. PURPOSE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of AVX Corporation (the "Corporation") is to assist the Board in fulfilling its oversight responsibilities by reviewing with the Corporation's senior financial management and independent registered public accounting firm the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The independent registered public accounting firm shall report directly to the Committee and are ultimately accountable to the Committee and the Board. In addition to the other responsibilities and duties set forth in this charter, the Committee shall:

  Assist Board oversight of (1) the integrity of the Corporation's financial statements, (2) the Corporation's compliance with legal and regulatory requirements, including the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange (the "Applicable Rules"), (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of the Corporation's internal audit and independent registered public accounting firm.

  Prepare a report to be included in the Corporation's annual proxy statement, as noted below.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to certify the Corporation's financial statements, to guarantee the independent registered public accounting firm's report or to otherwise provide any expert or special assurance.

II. CHARTER

The scope of the Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements shall be set forth in this charter, which has been adopted and approved by the Board and may be amended by the Board from time to time in compliance with the Applicable Rules. The Committee shall review and assess the adequacy of this charter and evaluate the Committee's performance and make any recommendations to the Board on an annual basis. A copy of the charter will be attached to the Corporation's annual proxy statement at least once every three years.

III. COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board in accordance with the Applicable Rules, each of whom shall be (i) an independent director as defined by the Applicable Rules, and (ii) financially literate, as required by the Applicable Rules. At least one Committee member must be an "audit committee financial expert" as defined by the Applicable Rules.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board may, at any time, remove one or more directors as members of the Committee and appoint replacements.

The Committee shall have direct and open access to the independent registered public accounting firm and any employees of the Corporation. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. The Committee shall have the authority, at the Corporation's expense, to engage independent counsel and other advisers, as it deems necessary to carry out its duties, and may, as appropriate, obtain outside advice and assistance from legal, accounting and other advisers.

IV. MEETINGS

The Committee shall meet at least four times annually. Such meetings should include the independent registered public accounting firm and senior financial management. The Committee may choose to meet with financial management, other senior management, internal auditors or the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall report regularly to the Board regarding its activities.

V. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

(1) Review the Corporation's periodic reports (including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and financial statements submitted to the Securities and Exchange Commission and discuss such reports and financial statements with management and the independent registered public accounting firm.

(2) Discuss the Corporation's earnings press releases and discuss, if applicable, financial information and earnings guidance provided to analysts and ratings agencies.

(3) Prepare annually a report to stockholders for inclusion in the Corporation's proxy statement relating to its annual meeting of stockholders.

Independent Registered Public Accounting Firm

(4) Be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of the independent registered public accounting firm of the Corporation including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee shall have the sole authority to retain and replace the Corporation's independent registered public accounting firm. The Committee will oversee and confirm the regular rotation of the lead audit partner of the independent registered public accounting firm.

(5) The Committee shall have sole authority to pre-approve, as and to the extent required under the Applicable Rules, all audit and non-audit services (and the related fees and terms) to be provided to the Corporation by the independent registered public accounting firm. Such authority to pre-approve non-audit services may be delegated to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at its first meeting following such decision.

(6) At least annually, evaluate the qualifications, independence and performance of the independent registered public accounting firm. As part of such annual review, the Committee shall obtain and review a report by the independent registered public accounting firm describing: (a) the independent registered public accounting firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues; and (c) in order to assess the independent registered public accounting firm's independence, all relationships between the independent registered public accounting firm and the Corporation. This evaluation shall also include the evaluation of the lead audit partner. The Committee shall report to the Board the selection of the independent registered public accounting firm, after discussing with the independent registered public accounting firm its independence and effectiveness.

(7) Consult periodically with the independent registered public accounting firm about any material weaknesses in internal controls or instances of fraud or illegal acts noted during the audit and the fullness and accuracy of the Corporation's financial statements.

(8) The Committee shall set hiring practices with regard to employees and former employees of the independent registered public accounting firm.

Financial Reporting Processes

(9) Consult with the independent registered public accounting firm and senior financial management regarding the integrity of the Corporation's financial reporting processes and also meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function) and with the independent registered public accounting firm.

(10) Review and assess the adequacy of internal accounting procedures and controls, and any programs that the Corporation has instituted to correct any control deficiencies noted by the internal auditors or the independent registered public accounting firm in their annual review. Discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls.

(11) Consider management's and the independent registered public accounting firm's judgments about the quality and appropriateness of the Corporation's accounting principles and estimates applied in its financial reporting, and consider the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's financial statements.

(12) Review major issues regarding accounting principles and financial statement presentations and, if appropriate, approve significant changes in the Corporation's selection or application of accounting principles as suggested by the independent registered public accounting firm or management.

Process Improvement

(13) Review with senior financial management and with the independent registered public accounting firm any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response thereto.

(14) Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.

(15) Report regularly to and review with the board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm, or the performance of the internal audit function.

Complaint Procedure

(16) The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

Risk Assessment and Risk Management

(17) Discuss policies with respect to risk assessment and risk management, including discussion of the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Other

(18) Perform any other activities consistent with this charter, the Corporation's certificate of incorporation, by-laws and the Applicable Rules, as the Committee or the Board deems necessary or appropriate.